Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

1.                                       The Registrant holds a 98.9899 per cent limited partner interest in TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership.

2.                                       Through its interest in TC PipeLines Intermediate Limited Partnership, the Registrant holds a 50 per cent general partner interest in Northern Border Pipeline Company, a Texas general partnership.

3.                                       The Registrant holds a 98.9899 per cent limited partner interest in TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership.

4.                                       Through its interest in TC Tuscarora Intermediate Limited Partnership, the Registrant holds a 98 per cent general partner interest in Tuscarora Gas Transmission Company, a Nevada general partnership.

5.                                       The Registrant holds a 98.9899 per cent limited partner interest in TC GL Intermediate Limited Partnership, a Delaware limited partnership.